Filed pursuant to Rule 424(b)(2)
Registration No. 333-270548

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 15, 2023)

$400,000,000

6.000% Senior Notes due 2033

This is an offering by Reinsurance Group of America, Incorporated of $400,000,000 aggregate principal amount of its 6.000% Senior Notes due 2033 (the “notes”). Interest on the notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2024. The notes will mature on September 15, 2033.

We may redeem the notes, in whole or in part, at any time at the redemption price described beginning on page S-8. The notes are not subject to any sinking fund payments. The notes are a new issue with no established trading market.

The notes will be our senior unsecured obligations and will rank equally with RGA’s other existing and future senior indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk factors” beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	99.639%	$398,556,000
Underwriting Discount	0.650%	$2,600,000
Proceeds to RGA (before expenses)(1)	98.989%	$395,956,000

(1)	Plus accrued interest, if any, from June 8, 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book entry form only through The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), and Euroclear Bank, S.A./N.V. (“Euroclear”), as operator of the Euroclear System, against payment in New York, New York on or about June 8, 2023.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	US Bancorp

SMBC Nikko

Co-Managers

Mizuho	MUFG

June 5, 2023

Prospectus Supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The description of the terms of the notes contained in this prospectus supplement supplements the description under the “Description of Debt Securities of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. If the description of the notes in this prospectus supplement differs from the description of the notes in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us,” “our” or “the Company” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA trusts (as defined in the accompanying prospectus)), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries). When we use the term “Variable Rate Junior Subordinated Debentures due 2065,” we mean the security initially known as our “6.75% Junior Subordinated Debentures due 2065” and initially issued in December 2005.

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference into this prospectus supplement or the accompanying prospectus on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus supplement and the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the notes. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The forward-looking statements included or incorporated by reference into this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or as of the date of such statement contained in the respective documents incorporated by reference into this prospectus supplement or the accompanying prospectus, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information.

S-ii

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-iii

Cautionary statement regarding forward-looking statements

This prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration or regulatory investigations or actions, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this prospectus

S-iv

supplement and the accompanying prospectus and in the Company’s other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this prospectus supplement and the accompanying prospectus, and in the filings incorporated by reference into this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see the risk factors set forth in this prospectus supplement under “Risk factors” and in Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-v

Prospectus supplement summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, and may not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” in this prospectus supplement and in Part I, Item 1A of our 2022 Annual Report.

RGA

We are an insurance holding company that was formed on December 31, 1992. We are a leading global provider of traditional life and health reinsurance and financial solutions with $3.4 trillion of life reinsurance in force and assets of $89.1 billion as of March 31, 2023, and operations in the U.S., Latin America, Canada, Europe, the Middle East, Africa, Asia and Australia. We obtain substantially all of our revenues through reinsurance agreements that cover a portfolio of life and health insurance products, including term life, credit life, universal life, whole life, group life and health, joint and last survivor insurance, critical illness, disability, longevity as well as asset-intensive (e.g., annuities), financial reinsurance and other capital motivated solutions. Generally, we, through various subsidiaries, have provided reinsurance for mortality, morbidity, lapse and investment-related risks associated with such products. With respect to asset-intensive products, we have also provided reinsurance for investment-related risks.

We have the following geographic-based and business-based operational segments: U.S. and Latin America; Canada; Europe, Middle East and Africa (“EMEA”); Asia Pacific; and Corporate and Other. Geographic-based operations are further segmented into traditional and financial solutions businesses. Our segments primarily write traditional reinsurance and financial solutions business that is wholly or partially retained in one or more of our reinsurance subsidiaries.

•

Our U.S. and Latin America operations market traditional life and health reinsurance, reinsurance of asset-intensive products, financial reinsurance and other capital motivated solutions primarily to U.S. life insurance companies. The traditional segment provides individual and group life and health reinsurance, including long term care, to domestic clients for a variety of products through yearly renewable term agreements, coinsurance, and modified coinsurance. Our asset-intensive operations primarily concentrate on the investment risk within underlying annuities and other investment-oriented products. Our capital solutions operations assist ceding companies in meeting applicable regulatory requirements while enhancing their financial strength and regulatory surplus position.

•

The Canada traditional segment assists clients with capital management and mortality and morbidity risk management and is primarily engaged in individual life reinsurance, and, to a lesser extent, creditor, group life and health, critical illness and disability reinsurance, through yearly renewable term and coinsurance agreements. The Canada financial solutions segment primarily concentrates on the investment and longevity risk within underlying annuities and other investment-oriented products.

•

The principal types of reinsurance for the EMEA traditional segment include individual and group life and health, critical illness, disability and underwritten annuities. The EMEA financial solutions segment includes longevity, asset-intensive and financial reinsurance.

•

The principal types of reinsurance for the Asia Pacific traditional segment include individual and group life and health, critical illness, disability and superannuation. The Asia Pacific financial solutions segment includes financial reinsurance, asset-intensive and certain disability, and life and health blocks that contain material investment risks.

•

Corporate and Other revenues primarily include investment income from unallocated invested assets, investment related gains and losses and service fees. Corporate and Other expenses consist of the offset to capital charges allocated to the operating segments within the policy acquisition costs and other insurance income line item, unallocated overhead and executive costs, interest expense related to debt, and the investment income and expense associated with the Company’s collateral finance and securitization transactions and service business expenses.

For additional financial information about our operating segments, see Note 15 to our financial statements for the year ended December 31, 2022 contained in our 2022 Annual Report and Note 17 to our financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference herein.

Our principal executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, and our telephone number is (636) 736-7000.

Non-GAAP Financial Measures

RGA discloses certain financial measures that are not determined in accordance with U.S. GAAP. Management principally uses the following non-GAAP financial measures in evaluating performance because management believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance, and assist management in the allocation of our resources. In this regard, management believes that these non-GAAP financial measures provide investors with a better understanding of our results of operations and balance sheet, and the underlying profitability drivers and trends of our businesses, by excluding specified items which may not be indicative of our ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

RGA uses adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share, as a basis for analyzing financial results because management believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to RGA shareholders excluding substantially all of the effect of net investment related gains and losses, changes in the fair value of certain embedded derivatives, and changes in the fair value of contracts that provide market risk benefits, which items can be volatile. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under our management incentive programs.

RGA also uses adjusted operating income, excluding notable items. Notable items currently represent the financial impact of RGA’s assumption reviews on business subject to LDTI, reflected in future policy benefits remeasurement (gains) losses. In addition, notable items may in future periods include other items RGA believes may not be indicative of future performance.

Adjusted operating revenue is a measure used by RGA that excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

Stockholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), and book value per share excluding the impact of AOCI, are non-GAAP financial measures used by RGA. Management believes that these measures provide useful information to investors since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on our stockholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), and foreign currency fluctuations.

In addition, RGA uses adjusted operating return on equity, which is calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under RGA’s management incentive programs.

RGA also uses a financial measure called adjusted operating return on equity excluding notable items, which is calculated as adjusted operating income excluding notable items divided by average stockholders’ equity excluding notable items and AOCI.

The tables below present reconciliations of the foregoing non-GAAP financial measures to the most comparable GAAP financial measures for the periods presented.

The following reconciliations reflect RGA’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”) (provided that, the information presented in the table below under “Reconciliation of RGA, Inc. stockholders’ equity to RGA, Inc. stockholders’ equity excluding AOCI” for the 12 months ended December 31, 2020 and December 31, 2019, does not reflect RGA’s adoption of LDTI). For additional information regarding RGA’s adoption of LDTI, see Note 2 to our financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is incorporated by reference herein.

Reconciliation of GAAP revenue to adjusted operating revenue and adjusted operating revenue, excluding Corporate and Other

For Year Ended December 31,
In millions	2022
RGA Consolidated
GAAP Revenue	$16,227
Realized (gains) losses, derivatives and other, net	393
Change in MV of embedded derivatives	173

Adjusted operating revenue	$16,793

Corporate and Other adjusted operating revenue	$295

Adjusted operating revenue, excluding Corporate and Other	$16,498

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating income per diluted share

	For Year Ended December 31,		For Three Months Ended March 31,
Diluted share basis	2021	2022	2022	2023
Earnings-per-share	$17.13	$7.64	$2.91	$3.72
Capital (gains) losses, derivatives and other, net	(6.68)	4.25	1.39	1.80
Change in MV of embedded derivatives	(2.81)	1.80	(0.12)	(0.36)

Adjusted operating income per diluted share	$7.64	$13.69	$4.18	$5.16

Reconciliation of trailing twelve months of consolidated net income to adjusted operating income excluding notable items and related return on equity (ROE)

	For Twelve Months Ended March 31,
In millions	2022		2023
	Income	ROE	Income	ROE
Net income available to RGA shareholders	$927	11.6%	$572	7.8%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(323)		421

Adjusted operating income	$604	7.1%	$993	11.2%
Notable items after tax	142		184

Adjusted operating income excluding notable items and related return on equity	$746	8.7%	$1,177	13.1%

Reconciliation of consolidated net income to adjusted operating income and related return on equity (ROE)

	For Year Ended December 31,				For Twelve Months Ended March 31,
In millions	2021		2022		2023
	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$1,170	16.0%	$517	6.8%	$572	7.8%
Capital (gains) losses, derivatives and other, net	(648)		410		421

Adjusted operating income and related return on equity	$522	8.9%	$927	10.5%	$993	11.2%

Reconciliation of GAAP net income available to RGA shareholders to adjusted operating income

For Three Months Ended March 31,
In millions	2023
GAAP net income available to RGA shareholders	$252
Capital (gains) losses, derivatives and other, net	121
Change in MV of embedded derivatives	(24)

Adjusted operating income	$349

Reconciliation of RGA, Inc. stockholders’ equity to RGA, Inc. stockholders’ equity excluding AOCI1

	For Twelve Months Ended December 31,				For Three Months Ended March 31,
In millions	2019	2020	2021	2022	2023
RGA, Inc. stockholders’ equity	$11,601	$14,352	$8,180	$7,081	$7,626
Less effect of AOCI:
Accumulated currency translation adjustment	(92)	(69)	(13)	(116)	(94)
Unrealized (depreciation) appreciation of securities	3,299	5,500	3,779	(5,496)	(4,393)
Effect of updating discount rates on future policy benefits			(4,209)	3,755	3,034
Change in instrument-specific credit risk for market risk benefits			(7)	13	14
Pension and postretirement benefits	(70)	(72)	(50)	(27)	(22)

RGA, Inc. stockholders’ equity excluding AOCI	$8,464	$8,993	$8,680	$8,952	$9,087

[1]	The information presented in the table immediately above for the twelve months ended December 31, 2020 and December 31, 2019 does not reflect RGA’s adoption of LDTI.

Reconciliation of book value per share to book value per share excluding AOCI

	January 1,	December 31,		March 31,
	2021	2021	2022	2023
Book value per share revised for LDTI	$100.64	$121.79	$106.19	$114.60
Less effect of AOCI:
Accumulated currency translation adjustment	(1.02)	(0.20)	(1.73)	(1.41)
Unrealized (depreciation) appreciation of securities	82.59	56.27	(82.44)	(66.02)
Effect of updating discount rates on future policy benefits	(94.42)	(62.67)	56.32	45.59
Change in instrument-specific credit risk for market risk benefits	0.53	(0.10)	0.19	0.22
Pension and postretirement benefits	(1.06)	(0.74)	(0.41)	(0.34)

Book value per share excluding AOCI	$114.02	$129.23	$134.26	$136.56

The following reconciliations do not reflect RGA’s adoption of LDTI.

Reconciliation of book value per share to book value per share excluding AOCI

	2007	2008	2009	2010	2011	2012	2013	2014
Book value per share	$48.70	$33.54	$49.87	$64.96	$79.31	$93.47	$83.87	$102.13
Less: Effect of unrealized appreciation of securities	5.05	(7.62)	1.43	8.88	19.35	25.40	11.59	23.63
Less: Effect of accumulated currency translation adjustments	3.43	0.35	2.80	3.48	3.13	3.62	2.93	1.19
Less: Effect of unrecognized pension and post retirement benefits	(0.14)	(0.20)	(0.22)	(0.20)	(0.42)	(0.50)	(0.31)	(0.72)

Book value per share excluding AOCI	$40.36	$41.01	$45.86	$52.80	$57.25	$64.95	$69.66	$78.03

	2015	2016	2017	2018	2019	2020	2021	2022
Book value per share	$94.09	$110.31	$148.48	$134.53	$185.17	$211.19	$193.75	$62.16
Less: Effect of unrealized appreciation of securities	14.35	21.07	34.14	13.63	52.65	80.94	55.09	(81.10)
Less: Effect of accumulated currency translation adjustments	(2.78)	(2.68)	(1.34)	(2.69)	(1.46)	(1.02)	(0.13)	(2.56)
Less: Effect of unrecognized pension and post retirement benefits	(0.71)	(0.67)	(0.78)	(0.80)	(1.12)	(1.06)	(0.74)	(0.40)

Book value per share excluding AOCI	$83.23	$92.59	$116.46	$124.39	$135.10	$132.33	$139.53	$146.22

The offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the notes” for a more detailed description of the terms and conditions of the notes.

Issuer	Reinsurance Group of America, Incorporated.

Securities Offered	$400 million aggregate principal amount of 6.000% Senior Notes due 2033.

Interest Rate	The notes will bear interest at the rate of 6.000% per year, payable semiannually in arrears on March 15 and September 15, commencing March 15, 2024.

Maturity Date	September 15, 2033.

Ranking	The notes will be senior unsecured obligations of RGA and will rank equally in right of payment with all of the current and future other senior unsecured debt of RGA, including indebtedness under our credit facilities. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to the current and future indebtedness and other liabilities of RGA’s subsidiaries and preferred stock of our subsidiaries held by third parties. In addition, the notes will be effectively subordinated to any debt that is secured by assets of RGA to the extent of the value of such assets, unless we secure the notes by the same assets in the future.

The notes do not limit our or our subsidiaries’ ability to incur additional debt, including secured debt. As of March 31, 2023, our consolidated long-term debt, net of $37 million unamortized issuance costs, aggregated to approximately $4,455 million, which consisted of:

•  $1,989 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank equally with the notes; and

•  $1,401 million aggregate principal amount of our 7.125% Fixed Rate Reset Subordinated Debentures due 2052, 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and Variable Rate Junior Subordinated Debentures due 2065, all of which will rank junior in right of payment to the notes.

The long-term debt of our subsidiaries includes $76 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, $495 million aggregate principal amount of borrowings outstanding under the

4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, and $494 million aggregate principal amount of borrowings outstanding under the 7.125% Surplus Notes due 2043 issued by our subsidiary, Chesterfield Reinsurance Company, all of which will rank structurally senior to the notes.

Certain Covenants	We will issue the notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “indenture”). The indenture will contain covenants that, among other things, restrict RGA’s ability to incur indebtedness secured by a lien on the voting stock or voting equity interests of any restricted subsidiary, limit RGA’s ability to issue or otherwise dispose of shares of capital stock or other equity interests of any restricted subsidiary and limit RGA’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation. The covenants are subject to important exceptions.

The cross-acceleration provision in the indenture will contain a higher threshold amount trigger than the comparable provisions relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030. The definition of “event of default” in the indenture will otherwise be the same as that relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030. In addition, the liens covenant relating to the notes will contain additional exceptions than the comparable provisions relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030.

Listing	We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Optional Redemption	Prior to June 15, 2033 (three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the Par Call Date), less (b) interest accrued to, but not including, the date of redemption and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of the notes—Optional redemption.”

Further Issuances	We may, without the consent of the holders of the notes, create and issue further notes having the same terms and conditions as the notes being offered hereby (except for issue date, public offering price and, if applicable, the first payment of interest thereon). Any additional notes having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting.

Sinking Fund	None.

Use of Proceeds	We anticipate that we will use the net proceeds from the offering of the notes, together with cash on hand, if necessary, to repay upon maturity our $400 million 4.70% Senior Notes that mature on September 15, 2023, and the remainder, if any, for general corporate purposes. See “Use of proceeds.”

Form and Denomination	The notes will be issued only as fully registered, global securities. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves risks. See “Risk factors.”

Governing Law	State of New York.

Risk factors

An investment in the notes involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary statement regarding forward-looking statements” provided in this prospectus supplement beginning on page S-iv, the risks described under “Risk Factors” in Part I, Item 1A of our 2022 Annual Report, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.

The notes will be structurally subordinated to all obligations of our subsidiaries and neither we nor any of our subsidiaries are restricted pursuant to the indenture from incurring additional debt or other liabilities in the future.

The notes will not be guaranteed by our subsidiaries, and therefore they will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of March 31, 2023, our consolidated long-term debt, net of $37 million unamortized issuance costs, aggregated to approximately $4,455 million, which consisted of:

•

$1,989 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank equally with the notes; and

•

$1,401 million aggregate principal amount of our 7.125% Fixed Rate Reset Subordinated Debentures due 2052, 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and Variable Rate Junior Subordinated Debentures due 2065, all of which will rank junior in right of payment to the notes.

The long-term debt of our subsidiaries includes $76 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, $495 million aggregate principal amount of borrowings outstanding under the 4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, and $494 million aggregate principal amount of borrowings outstanding under the 7.125% Surplus Notes due 2043 issued by our subsidiary, Chesterfield Reinsurance Company, all of which will rank structurally senior to the notes.

For more information, see “Capitalization” below, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2022 Annual Report, which are incorporated by reference herein.

In addition, the indenture will not prohibit or limit us or any of our subsidiaries from incurring any indebtedness or other obligations. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary, including an insurance company subsidiary, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us to allow us to make payments on the notes and our other debt. See “—RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.” Furthermore, if we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. We are also not restricted from paying dividends or issuing or repurchasing our securities under the indenture.

RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.

RGA is an insurance holding company, with our principal assets consisting of the stock of our reinsurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. The notes will be solely our obligations, and our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for any such payment. Accordingly, we will be dependent on assets held, dividends and other distributions or loans from our subsidiaries, loans from third parties or new capital raising transactions to generate the funds necessary to meet obligations with respect to the notes, including the payment of principal and interest, and if these sources are not available or not adequate, we may be unable to make payments of principal or interest in respect of the notes.

Our ability to pay principal and interest on any debt securities, including the notes, is limited and depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans, other payments, loans from third parties or new capital raising transactions. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. In addition, third-party rating agencies monitor statutory capital and surplus levels for capital adequacy. Even though a dividend may be payable without regulatory approval, an insurance subsidiary may forgo paying a dividend to us and retain the capital to maintain or improve its ratings, or to offset increases in required capital from increases in premium volume or investment risk. As of December 31, 2022, the amount of dividends that may be paid to us by RGA Reinsurance Company, our primary U.S.-based operating subsidiary, without prior approval from Missouri insurance regulators, was approximately $226 million. We cannot assure you that more stringent dividend restrictions will not be adopted, as discussed in our 2022 Annual Report under “Risk Factors—Risks related to our business—Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.” Covenants contained in some of our existing and future debt agreements and regulations relating to capital requirements affecting some of our most significant subsidiaries may also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any class of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

Failure to comply with restrictive covenants contained in the indenture or agreements governing any other existing or future indebtedness could trigger prepayment obligations, which could adversely affect our and our subsidiaries’ business, financial condition and results of operations.

The indenture contains covenants that impose restrictions on us with respect to, among other things, the incurrence of liens on, and the disposition of, the capital stock or other equity interests of certain of our subsidiaries. In addition, the indenture requires us to file with the trustee copies of annual, quarterly and current reports which we are required to file with the SEC. We and certain of our subsidiaries are also required to comply with certain covenants set forth in our existing credit facilities and in other existing financing agreements and any debt agreements we and our subsidiaries may enter into in the future. Failure to comply with any of such covenants could result in an event of default under the applicable agreements governing such indebtedness, which could, if not cured or waived, result in us or certain of our subsidiaries being required to repay such indebtedness. Further, such agreements contain cross-acceleration covenants, which could make outstanding borrowings immediately payable in the event of a material uncured covenant default under any of the agreements, including, but not limited to, non-payment of indebtedness when due for an amount in excess of the amounts set forth in those agreements, bankruptcy proceedings, or any other event that results in the acceleration of the maturity of indebtedness. As a result, we and our subsidiaries’ business, financial condition, results of operations and liquidity could be adversely affected.

We may redeem the notes prior to the maturity date, and you may not be able to reinvest in a comparable security.

We have the option to redeem the notes for cash, in whole or in part, at any time at the redemption price set forth under “Description of the notes—Optional redemption” in this prospectus supplement. If we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

An active trading market for the notes may not develop or be sustained.

The notes are new securities for which there currently is no market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they currently intend to make a market in the notes after completion of the offering, they have no obligation to do so, and such market making activities may be discontinued at any time and without notice. We cannot assure you that any market for the notes will develop or be sustained, that holders of the notes will be able to sell their notes or that holders of the notes will be able to sell their notes at favorable prices.

An increase in interest rates could cause a decrease in the market price of the notes.

A variety of factors may influence the price of the notes in public trading markets. We believe that investors generally perceive companies engaged in the reinsurance business as yield-driven investments and compare the annual yield from distributions by such companies with yields on various other types of financial instruments. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Thus, an increase in market interest rates generally could adversely affect the market price of the notes. We cannot predict the future level of market interest rates.

Our credit ratings may not reflect all risks of an investment in the notes, and downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the rating organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the notes or market or other factors discussed in this prospectus supplement on the value of the notes. Neither we nor any underwriter has any obligation to the holders of the notes to maintain any credit ratings or to advise holders of the notes of any change in our credit ratings and there is no requirement in the indenture to maintain a rating on the notes. Each agency’s rating should be evaluated independently of any other agency’s rating.

Additionally, the credit ratings assigned to our unsecured indebtedness, including the notes upon issuance, may affect our ability to obtain new financing and the costs of our financing. It is possible that rating agencies may downgrade our credit ratings or change their outlook about us, which could increase our cost of capital and make our efforts to raise capital more difficult and, in turn, adversely affect our financial results. Such a downgrade in rating may also reduce the price that a subsequent purchaser may be willing to pay for the notes.

We have made only limited covenants in the indenture.

Except as described under “Description of the notes—Covenants of RGA—Limitations on Issuance or Disposition of Stock of Restricted Subsidiaries” and under “Description of the notes—Covenants of RGA—Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” in this prospectus supplement, the indenture does not contain any provisions that would afford holders of the notes protection in the event of (i) a change of control, (ii) a reorganization, restructuring, merger, amalgamation, consolidation or similar transaction that may adversely affect the holders of the notes or (iii) other indebtedness incurred by RGA or its subsidiaries. Transactions such as the sale of all or substantially all of our assets or the merger, amalgamation or consolidation with another entity may increase the amount of our respective indebtedness or substantially reduce or eliminate our respective assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. The indenture does not require us to offer to purchase the notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. There are no financial covenants in the indenture, and therefore, there are no covenants that protect holders of the notes in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity. The cross-acceleration provision that will be contained in the indenture for the notes will contain a higher threshold amount trigger to the comparable provisions relating to our 4.70% Senior Notes Due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030. In addition, the liens covenant relating to the notes will contain additional exceptions than the comparable provisions relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030. Furthermore, the notes will not prohibit or limit us or any of our subsidiaries from incurring any indebtedness or other obligations.

Use of proceeds

We estimate that the net proceeds from the sale of the notes will be approximately $395 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from the offering of the notes, together with cash on hand, if necessary, to repay upon maturity our $400 million 4.70% Senior Notes that mature on September 15, 2023, and the remainder, if any, for general corporate purposes.

Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing short-term investments and investment-grade securities.

Capitalization

We present in the table below the cash and cash equivalents and capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of March 31, 2023; and

•	as adjusted to give effect to this offering.

You should read this table in conjunction with our consolidated financial statements, the notes relating to them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are contained in our 2022 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, each of which is incorporated by reference herein.

	March 31, 2023
	Actual	As Adjusted
	($ in millions)
Cash and Cash Equivalents	$3,294	$3,689

Long-term debt:
4.70% senior notes due 2023	400	400
3.95% senior notes due 2026	400	400
3.90% senior notes due 2029	599	599
3.15% senior notes due 2030	598	598
6.00% senior notes due 2033 offered hereby	—	399
7.125% fixed rate reset subordinated debentures due 2052	700	700
5.75% fixed-to-floating rate subordinated debentures due 2056	400	400
Variable rate junior subordinated debentures due 2065	319	319
4.09% promissory note due 2039	76	76
7.125% surplus notes due 2043	500	500
4.00% surplus notes due 2051	500	500
Unamortized debt issuance costs	(37)	(41)

Total long-term debt	$4,455	$4,850

Stockholders’ equity:
Preferred stock (par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock (par value $.01 per shares; 140,000,000 shares authorized; 85,310,598 shares issued at March 31, 2023)(1)	1	1
Additional paid-in capital	2,506	2,506
Retained earnings	8,336	8,336
Accumulated other comprehensive loss	(1,461)	(1,461)
Treasury stock	(1,756)	(1,756)

Total Reinsurance Group of America, Incorporated stockholders’ equity	7,626	7,626
Noncontrolling interest	90	90

Total stockholders’ equity	$7,716	$7,716

Total capitalization	$12,171	$12,566

(1)

This number excludes an aggregate of 3,098,807 shares of our common stock issuable pursuant to outstanding equity-based incentive awards, of which 2,280,264 shares were subject to outstanding stock options and stock appreciation rights as of March 31, 2023, at a weighted average exercise price of $114.91 per share.

Description of the notes

The following description is a summary of the terms of the notes. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the related indenture but do not purport to be complete, and reference is hereby made to the indenture, dated as of August 21, 2012, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which has been filed as an exhibit to the Current Report on Form 8-K filed on August 21, 2012 and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and to the Trust Indenture Act of 1939, as amended, and to a supplemental indenture with respect to the notes, which we will file as an exhibit to a Current Report on Form 8-K and which will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part. You may also request copies of the indenture and the supplemental indenture with respect to the notes from us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. References to “we,” “us” and “our” in the following description refers only to Reinsurance Group of America, Incorporated and not to any of its subsidiaries.

General

We will issue the notes under the indenture, dated as of August 21, 2012, as amended and supplemented by a supplemental indenture to be dated as of the date of issuance of the notes, in each case, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to collectively as the “indenture.”

We will initially issue $400 million aggregate principal amount of the notes. The notes will mature on September 15, 2033 (or if such day is not a business day, the following business day).

Interest on the notes will accrue at the rate of 6.000% per year and will be payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2024. Interest on the notes will accrue from their issue date, or if interest has already been paid, from the date it was most recently paid. We will make each interest payment on the notes to the holders of record on the March 1 and September 1 immediately preceding the applicable payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transfers thereof will be registrable, at the corporate trust office or agency of The Bank of New York Mellon Trust Company, N.A. located at 2 North LaSalle, Suite 700, Chicago, Illinois 60602.

The notes will be issued only in registered form, without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes may be transferred or exchanged without service charges, other than any tax or other governmental charge imposed in connection with such transfer or exchange. We have initially appointed The Bank of New York Mellon Trust Company, N.A., as the registrar and paying agent for the notes.

We may from time to time, without the consent of the existing holders of the notes, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, public offering price and, if applicable, the first payment of interest thereon; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers from the notes. Any additional notes having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting.

Ranking

The notes:

•	will be our senior unsecured obligations;

•

will rank equally in right of payment with all our existing and future senior unsecured debt, including indebtedness under our credit facilities, our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030; and

•

will rank senior to all of our existing and future subordinated debt, including our 7.125% Fixed Rate Reset Subordinated Debentures due 2052, our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and our Variable Rate Junior Subordinated Debentures due 2065.

The indenture will not preclude our subsidiaries from issuing secured or unsecured indebtedness. If RGA issues secured indebtedness, to the extent the security granted consists of voting stock or voting equity interests in restricted subsidiaries, the indenture will, subject to specified exceptions, require the notes to rank equally as to security. However, to the extent the security consists of other assets, the indenture will not provide corresponding protection for the notes. The notes will not be obligations of or guaranteed by any of our subsidiaries. Therefore, indebtedness or preferred stock held by third parties issued by our subsidiaries or indebtedness issued by us secured by assets other than voting stock of restricted subsidiaries may be paid ahead of the notes in the event of our or our subsidiaries’ insolvency.

Because RGA is an insurance holding company, its principal assets consist of the stock of its insurance company subsidiaries, and, absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries or new capital raising transactions. Therefore, RGA may rely primarily on dividends or other payments from its operating subsidiaries to pay principal and interest on its outstanding debt obligations, including the notes. The principal source of funds from these operating subsidiaries comes from their current operations. RGA can also utilize loans from third parties, cash, cash equivalents and investment securities maintained in its portfolio for these payments. In addition, regulatory and other legal restrictions may limit the amount of dividends and other payments its subsidiaries can make to it.

Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See “Business—Corporate Structure—U.S. Regulation—Restrictions on Dividends and Distributions” in our 2022 Annual Report, which is incorporated by reference herein, and “Risk Factors—Risks related to ownership of the notes—RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.

As a result of RGA being an insurance holding company, the notes will be structurally subordinated to all indebtedness and other liabilities and commitments of RGA’s subsidiaries’ existing and future obligations, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. RGA only has a shareholder’s claim in the assets of its subsidiaries. This shareholder’s claim is junior to claims that creditors or holders of preferred stock of RGA’s subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. As of March 31, 2023, our consolidated long-term debt, net of $37 million unamortized issuance costs, aggregated to approximately $4,455 million, which consisted of:

•

$1,989 million aggregate principal amount of our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, all of which will rank equally with the notes; and

•

$1,401 million aggregate principal amount of our 7.125% Fixed Rate Reset Subordinated Debentures due 2052, 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and Variable Rate Junior Subordinated Debentures due 2065, all of which will rank junior in right of payment to the notes.

Long-term debt of our subsidiaries includes $76 million of borrowings outstanding under the 4.09% promissory note due 2039 issued by our subsidiary, Gateway Ridge LLC, $495 million aggregate principal amount of borrowings outstanding under the 4.00% Surplus Notes due 2051 issued by our subsidiary, RGA Reinsurance Company, and $494 million aggregate principal amount of borrowings outstanding under the 7.125% Surplus Notes due 2043 issued by our subsidiary, Chesterfield Reinsurance Company, all of which will rank structurally senior to the notes.

For more information, see “Capitalization,” above, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2022 Annual Report, which are incorporated by reference herein. Also, see “Business—Regulation—Default or Liquidation” in our 2022 Annual Report, which is incorporated by reference herein and “Risk factors—Risks related to ownership of the notes—The notes will be structurally subordinated to all obligations of our subsidiaries and neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities in the future”, and “—RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.

Optional redemption

Prior to June 15, 2033 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points less (b) interest accrued to, but not including, the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself; provided however, that a supplemental notice will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least two business days prior to the redemption date including the redemption price. Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by us (in our sole discretion) on or prior to the business day immediately preceding the relevant redemption date.

We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to the policies and procedures of DTC (or any successor depositary). In any event, we shall provide written notice to the trustee prior to the close of business on the business day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice, the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”

Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes shall be selected by the trustee by lot or such other method as the trustee shall deem fair and appropriate, provided that, so long as the notes are in the form of global notes, such selection shall be made by DTC in accordance with its applicable procedures, and provided further that the unredeemed portion of the principal amount of any note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such note. If any note is to be redeemed in part only, the related notice of redemption will state the portion of the principal amount of the note to be redeemed.

Sinking fund

There will be no sinking fund for the notes.

Covenants of RGA

The indenture will not contain any provisions which will restrict us or our subsidiaries from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture also will not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture will not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving RGA which may adversely affect the creditworthiness of the notes.

The indenture will contain, among others, the following covenants, which use some defined terms, whose meanings we provide below. As is the case in the covenants relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029 and our 3.15% Senior Notes due 2030, the definition of “Subsidiary” that will be contained in the indenture will not include any corporation (a “Special Reserve Subsidiary”) established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company. As a result, holders of the notes will not have the benefit of the covenants summarized below to the extent such a Special Reserve Subsidiary would otherwise be covered and limited by these covenants.

The indenture will provide that generally accepted accounting principles shall refer to those that are applicable to the circumstances as of the date of determination, consistently applied.

Limitations on Liens

We will not, and will not permit any Subsidiary to, incur, issue, assume or guaranty any indebtedness if such indebtedness is secured by a mortgage, pledge of, lien on, security interest in or other encumbrance upon any Voting Stock of any Restricted Subsidiary, whether that Voting Stock is now owned or is hereafter acquired, without providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of RGA or any Subsidiary ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with, or prior to, that indebtedness. The indenture excepts from this limitation secured debt which we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist up to 10% of the value of our Consolidated Tangible Net Worth.

The foregoing limitation on liens will not apply to:

(1) indebtedness secured by a pledge of, lien on or security interest in any Voting Stock of any entity if such pledge, lien or security interest is made or granted prior to or at the time such entity becomes a Restricted Subsidiary; provided that such pledge, lien or security interest was not created in anticipation of the transfer of such Voting Stock to us or our Subsidiaries;

(2) liens or security interests securing indebtedness of a Subsidiary to us or a Restricted Subsidiary;

(3) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien or security interest referred to in the foregoing clauses (1) and (2) but, only if the principal amount of indebtedness secured by the liens or security interests immediately prior thereto is not increased and the lien or security interest is not extended to other property;

(4) pledges or deposits under workers’ compensation or other similar laws and judgment liens thereunder that are not currently dischargeable;

(5) good faith deposits in connection with leases to which we or any Significant Subsidiary is a party;

(6) deposits in connection with obtaining or maintaining self-insurance or obtaining the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters;

(7) liens created by or resulting from any judgments or awards against us or any of our Subsidiaries with respect to which we are in good faith prosecuting an appeal or other review proceedings, or liens incurred by us or any of our Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation to which we are a party; or

(8) liens for taxes or assessments, governmental charges or levies not yet due or delinquent, or which can be paid thereafter without penalty, or which are being contested in good faith by appropriate proceedings.

Limitations on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of any shares of capital stock or equity interests (other than non-voting preferred stock or other non-voting interests) of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary), except, subject to the covenant relating to “Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” discussed below, for:

(1) director’s qualifying shares or other similar equity interests;

(2) a sale, assignment, transfer or other disposition of any capital stock or other equity interests of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) to us or to one or more Restricted Subsidiaries;

(3) a sale, assignment, transfer or other disposition of all or part of the capital stock or other equity interests of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) for consideration which is at least equal to the fair value of such capital stock or other equity interests as determined by our board of directors acting in good faith;

(4) the issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of RGA or any Restricted Subsidiary; or

(5) issuance for consideration which is at least equal to fair value as determined by our board of directors acting in good faith.

Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We will not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

(1) the surviving corporation or other person is organized and existing under the laws of the U.S. or one of the 50 states, any U.S. territory or the District of Columbia;

(2) if we are not the surviving corporation, the surviving corporation or other person assumes the obligation to pay the principal of, and premium, if any, and interest on the notes, and to perform or observe all covenants under the indenture; and

(3) whether or not we are the surviving corporation, immediately after the transaction, there is no event of default that has occurred and is continuing, and no event which after notice or lapse of time, or both, would become an event of default under the indenture.

If we are not the surviving corporation, upon the consolidation, merger or sale, the successor corporation or other person formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us, under the indenture.

No quantitative or other established meaning has been given to the phrase “substantially as an entirety” by courts that have interpreted this phrase in various contexts. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering such factors as the value of assets conveyed, the proportion of an entity’s income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. Due to that uncertainty, it may be difficult for holders of the notes to ascertain whether a viable claim exists under the indenture with respect to any given transaction.

We will not be required pursuant to the indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary). Furthermore, the indenture will not provide for any restrictions on our use of any such proceeds.

Certain definitions

We provide below certain defined terms which are used in the covenants above and which will be used in the indenture. You should refer to the indenture for a full disclosure of all of these terms.

“Consolidated Tangible Net Worth” means the total shareholders’ equity appearing on RGA’s most recent publicly filed consolidated balance sheet prepared in accordance with generally accepted accounting principles less intangible assets such as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense.

“Restricted Subsidiary” means:

(1) any Significant Subsidiary of RGA existing on the date of the indenture;

(2) any Subsidiary of RGA organized or acquired after the date of the indenture which is a Significant Subsidiary; and

(3) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the board of directors of RGA; provided that a Subsidiary that is a Restricted Subsidiary solely pursuant to this clause (3) may be subsequently reclassified as an Unrestricted Subsidiary by a resolution adopted by the board of directors of RGA.

“Significant Subsidiary” means each subsidiary of RGA representing 10% or more of (i) both (x) the consolidated earnings of RGA before income taxes and extraordinary items as of the end of the most recently completed fiscal year of RGA in respect of which an annual report on Form 10-K has been filed by RGA (the “Applicable Fiscal Year”), and (y) the consolidated total revenue of RGA during the Applicable Fiscal Year, or (ii) the consolidated total assets of RGA as of the end of the Applicable Fiscal Year.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by RGA or one or more other Subsidiaries and (2) any other person in which RGA or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such person; provided, however, that Subsidiary shall not include such a person established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“Voting Stock” means, with respect to a person, stock of any class or kind or any other equity interest in a person, however designated, ordinarily having the power to vote for the election of directors, managers, trustees or other voting members of the governing body of such person, provided that, for the purposes of this definition, stock or equity interests which by a resolution adopted by the board of directors of RGA carries only the right to vote conditioned on the happening of an event shall not be considered voting stock or voting equity interests whether or not such event shall have happened.

Events of default

The event of default provisions of the indenture will apply to the notes. You should refer to the description of the events of defaults and the related remedies of the holders of notes and the trustee under “Description of Debt Securities of RGA—Events of Default” in the accompanying prospectus.

The notes will also provide that an acceleration of the maturity of any indebtedness of RGA or any Subsidiary, in an aggregate principal amount in excess of $225 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice, will constitute an event of default with respect to the notes.

The cross-acceleration provision summarized above is triggered by a threshold amount of $225 million. This amount is higher than the threshold amount of $175 million contained in the comparable cross-acceleration provisions relating to our 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, and is also higher than the threshold amount of $120 million contained in the comparable cross-acceleration provision relating to our 3.95% Senior Notes due 2026 and $100 million contained in the comparable cross-acceleration provision relating to our 4.70% Senior Notes due 2023. As a result, holders of the notes may not have a cross-acceleration right and remedy when holders of our other senior notes do. As of the date of this prospectus supplement, approximately $400 million in aggregate principal was outstanding on our 4.70% Senior Notes due 2023, approximately $399 million in aggregate principal was outstanding on our 3.95% Senior Notes due 2026, approximately $596 million in aggregate principal was outstanding on our 3.90% Senior Notes due 2029 and approximately $594 million in aggregate principal was outstanding on our 3.15% Senior Notes due 2030.

Defeasance

The provisions of the indenture relating to defeasance, satisfaction or discharge, which are described under the caption “Description of Debt Securities of RGA—Defeasance; Satisfaction and Discharge” in the accompanying prospectus, will apply to the notes.

Modification of the indenture and the notes

The provisions of the indenture relating to supplemental indentures, which are described under the caption “Description of Debt Securities of RGA—Modification or Amendment of the Indentures” in the accompanying prospectus, will apply to the notes; provided that we and the trustee may additionally amend the indenture without the consent of the holders of the notes to:

(1) conform the terms of the indenture that are applicable to the notes to this description of the notes; and

(2) comply with the requirements of any securities depositary.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-entry system

DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the notes in global form through either DTC in the United States or Clearstream, Luxembourg or Euroclear, if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among DTC Participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and DTC Participants are on file with the SEC.

Clearstream

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream

Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

We will issue certificated notes to each person that the depositary identifies as the beneficial owner of the notes represented by a global security certificate upon surrender by the depositary of the global security certificate if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security certificate or ceases to be a clearing agency registered under the Exchange Act;

•	an event of default under the notes has occurred and is continuing; or

•	we determine not to have the notes represented by a global security certificate.

Neither we nor the trustee will be liable for any delay by the depositary or its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these global security certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

About the trustee

The Bank of New York Mellon Trust Company, N.A., is the indenture trustee, and will be the principal paying agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. For example, The Bank of New York Mellon Trust Company, N.A. (i) is successor trustee of the indenture relating to our Variable Rate Junior Subordinated Debentures due 2065, (ii) is trustee of the indenture relating to our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.90% Senior Notes due 2029, our 3.15% Senior Notes due 2030, our 7.125% Fixed Rate Reset Subordinated Debentures due 2052 and our 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and (iii) provides other banking and financial services to us.

If the trustee acquires or has a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, with respect to the notes, then, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the trustee shall either eliminate such conflicting interest or resign with respect to the notes, and RGA shall take prompt steps to have a successor appointed. The indenture does not prevent the trustee from applying to the SEC for permission to continue as a trustee.

The trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.

Payment and paying agent

We will pay principal of, and premium, if any, and interest on, the notes at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or, in accordance with customary arrangements, by wire transfer to an account designated by the registered holder.

Subject to applicable abandoned property law, any money deposited with the trustee or any paying agent for the payment of the principal of and premium, if any, or interest on a note which remains unclaimed at the end of two years after such principal and premium, if any, or interest has become due and payable will be repaid to us, and the holder of the note may then look only to us for payment.

The trustee will act as paying agent for the notes.

Reports

We must file with the trustee copies of our annual reports and the information and other documents which we may be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, unless they have been filed on EDGAR, after they are filed with the SEC. We must also file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by RGA with the conditions and covenants of the indenture, as may be required from time to time by such rules and regulations. The indenture will provide that each of the foregoing obligations may be satisfied by filing the applicable delivery on EDGAR.

Miscellaneous

We will have the right at all times to assign any of our respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of ours; provided that, in the event of any such assignment, we will remain liable for all of our respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

Material U.S. federal income tax consequences

The following is a summary of the material U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of the notes by U.S. holders (as defined below) and non-U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to investors that purchase the notes for cash pursuant to this offering at their initial offering price, and that hold the notes as capital assets, within the meaning of Section 1221 of the Code, for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all of the tax considerations that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws (such as U.S. expatriates, U.S. holders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities, traders in securities that have elected the mark-to-market method of accounting, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, regulated investment companies, banks or other financial institutions, or persons that are, or hold their notes through, partnerships or other pass-through entities), or persons that hold the notes as part of a straddle, hedge, conversion, synthetic security, constructive sale, or other integrated investment transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any consequences of the alternative minimum tax, the Medicare tax on net investment income, any state, local or non-U.S. taxes, estate or gift taxes or any tax other than the U.S. federal income tax. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This summary of the material U.S. federal income tax considerations is for general information purposes only and is not intended to be tax advice. Prospective investors should consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the purchase, ownership and disposition of the notes, as well as the effects of other U.S. federal, state, local and non-U.S. tax laws and applicable tax treaties.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under any U.S. federal non-income tax laws (including U.S. federal estate or gift tax laws) and under the laws of any state, local or foreign taxing jurisdiction and under any applicable tax treaty.

Treatment of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the notes—Optional redemption.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to a disposition of the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes).

Original Issue Discount

The notes will not be issued with an issue price that is less than their stated principal amount by an amount that equals or exceeds the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount, or “OID”, rules.

Sale, Redemption, Retirement, Exchange or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss on the sale, redemption, retirement, exchange or other taxable disposition of a note in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such note (other than amounts properly attributable to accrued but unpaid interest, which, to the extent not previously included in income, will be taxable as interest for U.S. federal income tax purposes) and (ii) the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note. Such gain or loss recognized by a U.S. holder on a disposition of a note will generally be capital gain or loss and will generally be long-term capital gain or loss if the holder held the note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation (and establishes that status when so required), payments made with respect to the notes or proceeds from the disposition of the notes (including a redemption or retirement of the notes) may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to comply with applicable U.S. information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Generally, interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and, subject to the discussions below regarding backup withholding and FATCA (as defined below), will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder; and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form), as applicable, signed under penalties of perjury, that includes the non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations; or (b) holds the note through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to the applicable withholding agent, signed under penalties of perjury, in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or an intermediate financial institution and furnishes the applicable withholding agent with a copy thereof. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to 30% U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. holder and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form), as applicable, claiming an exemption from (or reduction of) withholding under the benefit of a tax treaty.

If interest on a note is, or is deemed to be, effectively connected with a U.S. trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the U.S.), the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI or a suitable substitute form) and generally will be subject to U.S. federal income tax on such interest on a net income basis at regular U.S. rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), such effectively connected income also may be subject to an additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Retirement, Exchange or Other Taxable Disposition of Notes

Subject to the discussions below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on the sale, redemption, retirement, exchange or other taxable disposition of a note (other than amounts properly attributable to accrued but unpaid interest, which are treated as described under “—Payments of Interest” above) will not be subject to U.S. federal income tax or withholding, unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the U.S. by the non-U.S. holder), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition, and certain other conditions are met, in which case the non-U.S. holder will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on any gain recognized, which may be offset by certain U.S. source losses.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (commonly known as “FATCA”), withholding at a rate of 30% will generally apply with respect to payments of interest on the notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under FACTA is required. Similarly, in certain circumstances, payments of interest on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which in turn will be provided to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld under FATCA. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the notes, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to subject to Title I of ERISA, (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a “Keogh” plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan that is a Benefit Plan Investor (defined below) subject to Title I of ERISA or Section 4975 of the Code (each, a “Benefit Plan Investment”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Benefit Plan Investment or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined under ERISA to include “employee benefit plans” (within the meaning of Section 3(3) of ERISA) which are subject to Title I of ERISA, “plans” defined in and subject to Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets are considered to include “plan assets” by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests in the entity is held by “benefit plan investors” and which does not satisfy another exception under ERISA).

When considering an investment in the notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the issuer, an underwriter or certain of the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase and/or hold the notes in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision to purchase the note.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The sale, acquisition and/or holding of notes by a Benefit Plan Investor with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among these statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale and purchase of securities) between a Benefit Plan Investor and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Benefit Plan Investor, (ii) such party in interest is not a fiduciary which renders investment advice, or has or exercises discretionary authority or control, with respect to the plan assets involved in such transaction, or an affiliate of any such person and (iii) the Benefit Plan Investor neither receives less than nor pays more than “adequate consideration” (as defined in such Sections) in connection with such transaction. In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption in consultation with its own legal advisors to ensure it is applicable. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all potential prohibited transactions that may arise by a Benefit Plan Investor’s acquisition and holding of the notes, or that all of the conditions of any such exemptions will be satisfied.

Plans that are government plans (as defined in Section 3(32) or ERISA), non-U.S. plans (as defined in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes.

Representations

Accordingly, by its acceptance of a note, each purchaser and holder of notes, and subsequent transferee of a note will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not, and is not acting (directly or indirectly) on behalf of, a Plan to acquire or hold the note or (ii) the purchase and holding of a note by such purchaser or transferee does not, and will not, constitute a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing and/or holding of the notes on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

Neither this discussion nor anything provided in this prospectus supplement nor the sale of notes to a Plan is in any respect a representation or recommendation by RGA, the underwriters or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. The decision to invest in the notes must be made solely by each prospective Plan on an arm’s length transaction basis.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated June 5, 2023, the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of the notes listed opposite their names below:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$110,000,000
BofA Securities, Inc.	100,000,000
U.S. Bancorp Investments, Inc.	100,000,000
SMBC Nikko Securities America, Inc.	50,000,000
Mizuho Securities USA LLC	20,000,000
MUFG Securities Americas Inc.	20,000,000

Total	$400,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

We have been advised by the representatives that the underwriters propose to offer the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the notes to certain dealers at the public offering price less a concession not in excess of 0.400% of the aggregate principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the aggregate principal amount of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concession and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by RGA
Per Note	0.650%
Total	$2,600,000

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $1 million and payable by us.

The notes are a new issue of securities with no established trading market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The representatives have advised us that the underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. Certain of the underwriters or their affiliates may hold some of the 4.70% Senior Notes due 2023 to be repaid and, accordingly, may ultimately receive a portion of the net proceeds of this offering. In addition, certain of the underwriters or their affiliates are agents and/or lenders under our syndicated revolving credit facility, dated as of March 13, 2023.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. The underwriters may reject any order for notes in whole or in part.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for any offer of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the UK.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to their use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell the notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

•

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

•	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about June 8, 2023, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to two business days before the date of delivery of the notes in this offering will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to two business days before the date of delivery of the notes in this offering should consult their own advisors.

Legal matters

The binding nature of the notes offered hereby will be passed upon for us by Bass, Berry & Sims PLC (“Bass Berry”). Certain matters of Missouri law with respect to the notes will be passed upon by Clifford R. Jenks, Esq., Senior Vice President, Corporate and Securities Counsel and Assistant Secretary of RGA. Bass Berry, together with Mr. Jenks, have represented us in connection with the offering contemplated herein. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mr. Jenks is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally, owns our common stock and participates in equity incentive plans that may permit him to acquire additional shares of our common stock in the future.

Experts

The financial statements of RGA as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference into this prospectus supplement, and the effectiveness of RGA’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

RGA is subject to the informational requirements of the Exchange Act. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. You can review and obtain copies of this information and other information available to the public at the SEC’s website at http://www.sec.gov or at our Internet website, http://www.rgare.com under “Investors—Financials—SEC Filings.” Information contained on our Internet website is not incorporated herein and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•

The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023 that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023; and

•

Our Current Reports on Form 8-K filed January  3, 2023, January  4, 2023 (Item 5.02 only), February  23, 2023, March  9, 2023, March  16, 2023, March  27, 2023 and May 25, 2023 (other than the portions of those documents not deemed to be filed).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus supplement, and the termination of the offering of the securities. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus supplement is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

You can obtain any of the documents incorporated by reference into this prospectus supplement from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Clifford R. Jenks

Senior Vice President, Corporate and Securities Counsel & Assistant Secretary

(636) 736-7000

PROSPECTUS

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Purchase Contracts, Warrants and Units

RGA Capital Trust III

RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed

on a Subordinated Basis as described in this Document by

Reinsurance Group of America, Incorporated

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer the securities listed above, including units consisting of any two or more of such securities, from time to time.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by any selling security holders, unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors on page 1 of this prospectus.

We or any selling security holders may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Our common stock is listed on the New York Stock Exchange under the symbol “RGA”. As of March 13, 2023, the closing price of our common stock was $125.51.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2023.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA trusts), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries). When we use the term “Variable Rate Junior Subordinated Debentures due 2065,” we mean the security initially known as our “6.75% Junior Subordinated Debentures due 2065” and initially issued in December 2005.

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we, any RGA trust or selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, any RGA trust or any selling security holder may offer. Each time RGA or any RGA trust sells securities, we will provide, and, in the case of any selling security holder, we may provide, a prospectus supplement or other offering material containing specific information about the terms of the securities being offered. The prospectus supplement or other offering material may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. The prospectus supplement or other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and any other offering material, together with the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering material on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus, any prospectus supplement or any other offering material and the other information contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

We are not offering the securities in any state or jurisdiction where the offer is prohibited.

We have not, and the RGA trusts and the selling security holders have not, authorized anyone to provide you with any information other than in this prospectus, any prospectus supplement or any other offering material. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and current reports, proxy statements and other information with the SEC. You can review and obtain copies of this information at the SEC’s website at http://www.sec.gov.

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933, which we refer to as the “Securities Act,” that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the SEC’s website at http://www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investors — Financial Information.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022.

•	Our Current Reports on Form 8-K filed January 3, 2023, January 4, 2023, February 23, 2023 and March 9, 2023 (other than the portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, as updated by Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC’s website at http://www.sec.gov. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Investor Relations

(636) 736-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others:

(1)	adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience;

(2)	inadequate risk analysis and underwriting;

(3)	adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital;

(4)	changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition;

(5)	the availability and cost of collateral necessary for regulatory reserves and capital;

(6)	requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements;

(7)	action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates;

(8)	the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations;

(9)	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets;

(10)	the impairment of other financial institutions and its effect on the Company’s business;

(11)	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

(12)

market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital;

(13)	market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities;

(14)	risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

(15)	the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective;

(16)

the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof;

(17)	the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others;

(18)	financial performance of the Company’s clients;

(19)	the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, etc. or other major public health issues anywhere in the world where the Company or its clients do business;

(20)	competitive factors and competitors’ responses to the Company’s initiatives;

(21)	development and introduction of new products and distribution opportunities;

(22)	execution of the Company’s entry into new markets;

(23)	integration of acquired blocks of business and entities;

(24)

interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems;

(25)	adverse developments with respect to litigation, arbitration or regulatory investigations or actions;

(26)	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

(27)	changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes; and

(28)	other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and incorporated by reference into this prospectus. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as may be required under applicable federal securities law. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A — “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A — “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q, and in our other periodic and current reports filed with the SEC.

INFORMATION ABOUT RGA

RGA is an insurance holding company that was formed on December 31, 1992, and is a leading global provider of traditional life and health reinsurance and financial solutions. The Company is organized into geographic-based and business-based operational segments of:

•	United States and Latin America;

•	Canada;

•	Europe, Middle East and Africa;

•	Asia Pacific; and

•	Corporate and Other.

Geographic-based operations are further segmented into traditional and financial solutions businesses. Through our operating subsidiaries, we are engaged in traditional reinsurance, including individual and group life and health, disability, long-term care and critical illness reinsurance, and financial solutions, including longevity reinsurance, asset-intensive reinsurance, capital solutions and stable value products. Through a predecessor, we have been engaged in the business of life reinsurance since 1973.

As a holding company, RGA is separate and distinct from its subsidiaries and has no significant business operations of its own and relies on capital raising efforts, interest income and dividends from its subsidiaries as the principal source of cash flow to meet its obligations, pay dividends and repurchase common stock. Additionally, RGA’s insurance subsidiaries are subject to restrictions on dividend payments imposed by the regulators of their respective domiciles.

RGA is incorporated under the laws of the State of Missouri. Our principal executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, our telephone number is (636) 736-7000, and our internet address is www.rgare.com. Information contained in our Internet website does not constitute a part of this prospectus.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York Mellon Trust Company, N.A. to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., and its address in the state of Delaware is Bellevue Park Corporate Center, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, any RGA trust, or any selling security holder may offer or sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts;

•	preferred securities of an RGA trust that are guaranteed by RGA; or

•	units consisting of two or more of such securities or debt obligations of third parties, such as U.S. treasury securities.

This prospectus contains a summary of the material general terms of the various securities that we, any RGA trust, or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” on page 2 and “Incorporation of Certain Documents by Reference” on page 3.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior and subordinated debt securities will be issued in one or more series under an Indenture dated as of August 21, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the applicable indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference here or in the applicable prospectus supplement. Reference is hereby made to the Indenture, which has been filed as an exhibit to the Current Report on Form 8-K filed on August 21, 2012 and incorporated by reference in this registration statement. The Indenture is, and the Junior Subordinated Indenture will be, subject to and governed by the Trust Indenture Act. The description of the indentures set forth below assumes that we have entered into both of the indentures. We will execute the Junior Subordinated Indenture when and if we issue junior subordinated debt securities.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination,” beginning on page 15. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. The amounts of our indebtedness will be disclosed in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease substantially all of our properties and assets, in one transaction or a series of related transactions, to any person, unless:

•

we are the surviving corporation or the surviving corporation or other person is a corporation organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and to perform or observe all covenants of each indenture; and

•

immediately after the transaction, there is no event of default, and no event which after notice or lapse of time, or both, would become an event of default, under each indenture. (Section 9.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 9.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1)

purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2)

in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3)	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4)	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5)	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we will have the right to commence a new extension period, subject to the above limitations set forth in this section. No interest will be payable during an extension period; instead, interest will only be due and payable at the end of the extension period. However, we will have the right to prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the junior subordinated indenture).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1)	to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2)	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3)	to add any additional events of default;

(4)

to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5)	to provide security for or guarantee of the debt securities;

(6)	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture;

(7)	to establish the form or terms of debt securities in accordance with each indenture;

(8)

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

(10)	to change the conversion rights;

(11)	to make any change that does not adversely affect the interests of the holders in any material respect; or

(12)

in the case of the junior subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 10.1 of each indenture).

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1)	conflict with the required provisions of the Trust Indenture Act;

(2)	except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•

reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3)	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4)

modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 10.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 10.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. (Section 10.2 of each indenture).

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 16.1 of the junior subordinated indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the junior subordinated indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•

all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the junior subordinated debt securities. (Section 16.2 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of such junior subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 16.4 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshalling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. (Section 16.3 of the junior subordinated indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 16.9 of the junior subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities or subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of junior subordinated debt securities. (Section 16.7 of the junior subordinated indenture).

The junior subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 10.1 and 10.2 of the junior subordinated indenture). The prospectus supplement or other offering materials relating to such junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated debt or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The indenture and the junior subordinated indenture place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default for 30 days in the payment of any interest upon any debt security of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series, and the continuance of such default for a period of 30 days;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee under the indenture, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVI of the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series; provided that the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration, as described above. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 11.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any debt securities, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 14.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 14.2 of each indenture).

In addition, with respect to the junior subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities at the date of the irrevocable deposit referred to above. (Section 14.2 of the junior subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 14.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 14.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 14.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 15.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York Mellon. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our Variable Rate Junior Subordinated Debentures due 2065 and is trustee of the indenture relating to our 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.900% Senior Notes due 2029, 3.15% Senior Notes due 2030, 4.00% Surplus Notes due 2051, 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056 and 7.125% Fixed-Rate Reset Subordinated Debentures due 2052. The Bank of New York Mellon is a lender under our syndicated revolving credit facility, dated March 13, 2023. These entities and their affiliates also provide other banking and financial services to us.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our Amended and Restated Articles of Incorporation, as amended, (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as Missouri law. Since the terms of our Articles of Incorporation, our Bylaws and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 2.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of December 31, 2022, RGA had approximately 3.1 million shares of common stock outstanding, and approximately 3.1 million shares issuable upon exercise or settlement of outstanding options or other awards.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Under certain circumstances, we may be contractually prohibited from paying dividends on our common stock due to restrictions associated with certain of our debt securities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

Computershare, P.O. Box 505000, Louisville, KY 40233, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Preferred Stock

Our Articles of Incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•

the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the Articles of Incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our Articles of Incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our Articles of Incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA. See also “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Limitation on Liability of Directors; Indemnification

Our Articles of Incorporation limit the liability of our directors to RGA and its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Missouri law. Our Articles of Incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our Articles of Incorporation, our Bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our Articles of Incorporation and Bylaws that could have the effects described above.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our Bylaws, our board of directors currently has fixed the number of directors at ten.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our Articles of Incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason, including vacancies which occur by reason of an increase in the number of directors, will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our Articles of Incorporation and Bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders. Our Articles of Incorporation and Bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Director Nominations. Our Articles of Incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Additionally, our Bylaws supplement the advance notice requirements included in our Articles of Incorporation by, among other things, requiring shareholder proponents to disclose all ownership interests in us, certain information about proposed director nominees and any material interest of the shareholder proponent or beneficial owner in the business proposed for the meeting. The Bylaws also require that these disclosures be updated and supplemented, if necessary and that the shareholder proposing business or making a nomination must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Exclusive Forum Provision. Our Bylaws provide for the designation of any state court located in St. Louis County, Missouri, or the United States District Court for the Eastern District of Missouri as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to Missouri law, our Articles of Incorporation or our Bylaws, claims governed by the internal affairs doctrine and actions to interpret, enforce or determine the validity of our Articles of Incorporation or our Bylaws, unless we otherwise consent to another jurisdiction.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such initial five-year period, business combinations are prohibited unless:

•	the business combination or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status;

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute” that may limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its Bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock, but RGA may become subject to such statute by a further amendment to its Bylaws.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the commissioner of the Missouri Securities Division.

Insurance Holding Companies Act. We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the merger or other acquisition of control of a domestic insurer must receive prior approval by the director of the Missouri Department of Commerce and Insurance (the “Department”). Missouri law provides that a transaction will be approved unless after public hearing, the Department finds that the transaction would, among other things, substantially lessen competition in insurance in Missouri or tend to create a monopoly therein or be likely to be hazardous or prejudicial to the insurance buying public. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement or other offering material will describe the terms of any depositary shares and depositary receipts in more detail; and we urge you to read the applicable prospectus supplement and the deposit agreement because they, and not our summaries and descriptions, will define your rights as holders of the depositary shares and depositary receipts. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the warrants we are offering under this prospectus, as well as the complete warrant agreement, including the form of warrant certificate, because they, and not our summaries and descriptions, will define your rights as holders of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement that describes the terms of the warrants we are offering from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA trust or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the purchase contracts that we are offering under this prospectus, as well as the instruments that contain the terms of any securities that are subject to those purchase contracts, because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS OF RGA

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the units that we are offering under this prospectus, as well as the complete instruments that contain the terms of the securities comprising the units, because they, and not our summaries and descriptions, will define your rights as holders of the units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act.

Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “noncontrolling interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may set off against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 2.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of:

(i)	the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii)	the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1)	dividends or distribution of shares of common stock of RGA;

(2)

any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3)	purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•

subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s indenture and described above under “Description of Debt Securities of RGA — Subordination,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1)

the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2)	the applicable junior subordinated debt securities; and

(3)	any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND

THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•

RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•

the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 32.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We, any RGA trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, any RGA trust or any selling security holder in a supplement to this prospectus or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bass, Berry & Sims PLC will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, participates in certain compensation and employee benefit plans of RGA and beneficially owns shares of our common stock, performance contingent share units and stock appreciation rights. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$400,000,000

Reinsurance Group of America, Incorporated

6.000% Senior Notes due 2033

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	BofA Securities	US Bancorp

SMBC Nikko

Co-Managers

Mizuho	MUFG

June 5, 2023